UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 27, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
Prepaid Advance Agreement
On March 27, 2024, Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a Prepaid Advance Agreement (the “PPA”) with YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”). In accordance with the terms of the PPA, the Investor has agreed to advance up to $50 million to the Company pursuant to two convertible unsecured promissory notes (the “Promissory Notes”). The Company issued the first Promissory Note on March 27, 2024, in the principal amount of $40 million, in consideration of a cash payment from the Investor of $37,975,000, representing five percent original issue discount and deduction of a $25,000 due diligence fee (the “First Promissory Note”). The second Promissory Note will be issued in the principal amount of $10 million, less a five percent original issue discount, within two trading days after a resale registration statement described below is declared effective. The Promissory Notes are convertible into shares of the Company’s Common Stock, par value $0.001, per share (the “Common Shares”).
Pursuant to the terms of the PPA, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, registering the resale of the Common Shares underlying the Promissory Notes (the “Registration Statement”), to be declared effective by the SEC no later than May 15, 2024.
The PPA includes customary representations, warranties and covenants, a material breach of which by the Company constitutes an event of default under the Promissory Notes.
Promissory Notes
The Promissory Notes bear interest at an annual rate of zero percent (0%), provided, however, that for so long as an Event of Default (as defined in the Promissory Notes) has occurred and remains uncured, the interest on the principal outstanding balance under the outstanding Promissory Notes shall accrue at an annual rate of eighteen percent (18%). The Promissory Notes mature on April 8, 2025.
Pursuant to the terms of the Promissory Notes, and except as set forth below, beginning on May 1, 2024, and so long as there is an outstanding balance under the Promissory Notes, the Investor may, by providing written notice to the Company (the “Conversion Notice”), convert a portion of the Promissory Notes at a price per share equal to the lower of: (a) $6.00 (the “Fixed Price”) and (b) 95% of the lowest daily volume weighted average price (the “VWAP”) of the Common Shares during the five trading days immediately prior to the date of such conversion, subject to a floor price of $3.00, which floor price may be reduced from time to time by the Company (the “Floor Price”). Each Conversion Notice may not be submitted (i) before May 1, 2024, or (ii) with respect to more than $9.0 million of the outstanding principal balance under both Promissory Notes (plus accrued and unpaid interest) in any calendar month; provided, however, that these limitations may be waived by the Company and otherwise shall not apply to any Conversion Notice delivered by the Investor in connection with an Event of Default (as defined in the Promissory Notes) and where the conversion price is equal to the Fixed Price. The Investor also may not convert the Promissory Notes if such conversion would (i) when combined with all other Common Shares issued in connection with the PPA, exceed the “Exchange Cap” (which is the aggregate number of Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market LLC), unless the Company obtains stockholder approval to do so, or (ii) result in the Investor (and its affiliates) beneficially owning more than 4.99% of the outstanding Common Shares.
The Promissory Notes also provide that, beginning on May 1, 2024, within three trading days of an occurrence of any Amortization Event, if such Amortization Event has not been cured, and continuing on the same day of each successive calendar month, the Company must make a monthly cash repayment to the Investor equal to the sum of (i) $9.0 million of principal amount among both Promissory Notes plus (ii) a 5% payment premium, plus (iii) accrued and unpaid interest (if any) (each, an “Amortization Event Payment”). An “Amortization Event” is deemed to have occurred if: (1) the daily VWAP of the Common Shares is lower than the Floor Price then in effect for three trading days during a period of five consecutive trading days, (2) the Company has issued to the Investor pursuant to the PPA in excess of 99% of all of the Common Shares available under the Exchange Cap, or (3) at any time after May 15, 2024, any of the Common Shares to be issued under the Promissory Notes to the Investor are not eligible to be sold pursuant to the Registration Statement for a period of ten consecutive trading days. Any conversions under the Promissory Notes into Common Shares made after the occurrence of an Amortization Event shall have the effect of reducing the amount of the next Amortization Event Payment coming due by an amount equal to the principal amount of any such conversion.

The Company may, at its option, redeem early a portion or all amounts outstanding (each, an “Optional Redemption Amount”) under the Promissory Notes in cash (“Optional Redemption”) by providing the Investor with advance written notice (“Redemption Notice”) prior to such Optional Redemption; provided, that, a Redemption Notice may only be given if either (i) the VWAP of the Common Shares on the date of delivery of such Redemption Notice is less than the Fixed Price (unless otherwise agreed by the Investor), or (ii) at any time after the tenth trading day after the Registration Statement is declared effective by the SEC. The Optional Redemption payment shall include a payment premium equal to five percent (5%) of the Optional Redemption Amount plus all accrued and unpaid interest. In addition, during the ten trading days from the date of the Redemption Notice, the Investor may, in its sole discretion, elect to convert all or any portion of the Promissory Notes into Common Shares.
The Promissory Notes include customary events of default, after the occurrence and during the continuance of which, the balance outstanding under the Promissory Notes, together with interest and other amounts owing in respect thereof, may be declared immediately due and payable. In addition, the Investor, has the right to convert on more than one occasion all or a part of the outstanding balance under the Promissory Notes into Common Shares (subject to the beneficial ownership limitations and the Exchange Cap described above) at any time after an event of default has occurred and is continuing until the Promissory Notes are repaid in full.
As consideration for the Investor’s entry into the PPA and the Promissory Notes, the Company agreed to pay to the Investor a non-refundable due diligence fee of $25,000 to be deducted from proceeds at the closing, which is referenced above.
Guaranty
In connection with the Company entering into the PPA and the Promissory Notes, certain of the Company’s subsidiaries (the “Guarantors”) entered into a Guaranty, dated March 27, 2024 (the “Guaranty”). Pursuant to the terms of the Guaranty, the Guarantors agreed to guarantee the complete performance and fulfillment of the Company’s obligations under the PPA and the Promissory Notes.
Unsecured Promissory Note Amendment and Waiver
As previously reported, on January 30, 2024, the Company issued an Unsecured Promissory Note (the “AI Note”) payable to AI Bridge Funding LLC (the “Lender”), providing for an unsecured loan in the aggregate principal amount of up to $20,000,000 (the “Principal Amount”), the entire amount of which has been funded.
On March 27, 2024, the Company and the Lender entered into a Waiver, Consent and Amendment with respect to certain provisions of the AI Note as set forth below (the “Amendment and Waiver”). Pursuant to the terms and conditions of the Amendment and Waiver, (i) the Lender agreed to waive the prepayment obligations of the Company that otherwise would have been triggered upon closing of the PPA and Promissory Notes described above, and (ii) the Company’s obligations with respect to the repayment fee due to the Lender were amended so that upon repayment the Lender would receive an aggregate amount equal to 1.30x the aggregate principal amount funded as loans by the Lender to the Company in accordance with the terms and provisions of the AI Note.
The foregoing descriptions of the PPA, the Promissory Notes, the Guaranty and the Amendment and Waiver are qualified in their entirety by reference to the full text of each respective agreement, a copy of which is attached hereto as Exhibit 10.1, 10.2 (attaching the First Promissory Note only), 10.3 and 10.4, respectively, and incorporated in its entirety herein by reference. The representations, warranties and covenants contained in the PPA, the Promissory Notes, the Guaranty and the Amendment and Waiver (if any) were made only for purposes of each respective agreement and as of a date specified therein, as applicable, are solely for the benefit of the parties to each such agreement and may be subject to limitations agreed upon by the contracting parties.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report is incorporated by reference into this Item 2.03 in its entirety.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Common Shares is incorporated by reference herein in its entirety. The offer and sale of the Common Shares pursuant to the PPA and the Promissory Notes is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506(b) of Regulation D promulgated thereunder.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Common Shares, nor shall there be an offer, solicitation or sale of the Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
Item 8.01 Other Events.
On April 1, 2024, the Company issued a press release (the “Press Release”) announcing the entry into the PPA and the Promissory Notes, which Press Release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.
Forward-Looking Statements
This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Prepaid Advance Agreement by and between Applied Digital Corporation and YA II PN, LTD., dated March 27, 2024.
10.2	Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated March 27, 2024.
10.3	Guaranty made by APLD-ELN-02 LLC in favor of YA II PN, LTD., dated March 27, 2024.
10.4	Waiver, Consent and Amendment by and between the Company and AI Bridge Funding LLC, dated March 27, 2024.
99.1	Press Release dated April 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	April 1, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer